As filed with the Securities and Exchange Commission on April 30, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY CORP	SPECTRA ENERGY CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)

20-5413139	51-0282142
(I.R.S. Employer Identification Number)

5400 Westheimer Court Houston, Texas 77056 (713) 627-5400	5400 Westheimer Court Houston, Texas 77056 (713) 627-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reginald D. Hedgebeth, Esq.

General Counsel

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Stephen W. Hamilton, Esq.

Jeremy D. London, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

(202) 371-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)(3)
Warrants of Spectra Energy Corp
Common stock, par value $0.001 per share, of Spectra Energy Corp
Preferred stock, par value $0.001 per share, of Spectra Energy Corp
Debt securities (senior notes) of Spectra Energy Capital, LLC
Guarantees of debt securities by Spectra Energy Corp (4)
Total

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of (i) warrants, common stock and preferred stock of Spectra Energy Corp, including an indeterminable amount of common stock and preferred stock of Spectra Energy Corp that may be issuable on exercise, conversion or exchange of other securities, and (ii) senior notes of Spectra Energy Capital, LLC are being registered as may from time to time be issued at indeterminate prices.
(3)	Under Rule 456(b) and Rule 457(r), the registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(4)	No separate consideration will be received for the Spectra Energy Corp guarantees. Pursuant to Rule 457(n), no separate fee is payable in respect of the Spectra Energy Corp guarantees.

Explanatory Note

This registration statement contains two (2) separate prospectuses:

The first prospectus relates to the offering by Spectra Energy Corp of its warrants, common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share.

The second prospectus relates to the offering by Spectra Energy Capital, LLC of its debt securities (senior notes) and guarantees of the debt securities by Spectra Energy Corp. Spectra Energy Capital, LLC is a Delaware limited liability company and a wholly owned subsidiary of Spectra Energy Corp.

PROSPECTUS

SPECTRA ENERGY CORP

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock; and

•	warrants to purchase equity securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before making your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

See “Risk Factors” beginning on page 5 regarding the risks associated with an investment in these securities.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is quoted on the New York Stock Exchange, or the NYSE, under the trading symbol “SE.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2010

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement to this prospectus is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Spectra Energy” “we,” “our” or “us” refer to Spectra Energy Corp, and its direct and indirect subsidiaries.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words anticipate, believe, continue, could, estimate, expect, forecast, intend, may, plan, potential, project, will or other similar words. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, those factors set forth in the section entitled “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 25, 2010 as well as the following:

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state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries;

•	outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•	general economic conditions, which can affect the long-term demand for natural gas and related services;

•	potential effects arising from terrorist attacks and any consequential or other hostilities;

•	changes in environmental, safety and other laws and regulations;

•	results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•	increases in the cost of goods and services required to complete capital projects;

•	declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition;

•	the performance of natural gas transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets;

•	the effects of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets during the periods covered by the forward-looking statements; and

•

the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

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In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of common stock, preferred stock and warrants, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Spectra Energy Corp files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from commercial document retrieval services, over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Publications and Filings” on our corporate website at www.spectraenergy.com.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy	Period
Annual Report on Form 10-K and Form 10-K/A	Year Ended December 31, 2009, filed on February 25, 2010 and March 11, 2010, respectively.

Current Reports on Form 8-K	Filed January 14, 2010.

Description of Capital Stock	Contained in the section entitled “Description of Capital Stock” in the Information Statement contained in Spectra Energy Corp’s Registration Statement on Form 10 (File No. 1-33007) initially filed on September 7, 2006, as amended by Amendment No. 1 on October 20, 2006, Amendment No. 2 on November 16, 2006 and Amendment No. 3 on December 6, 2006, and revised by Spectra Energy’s Current Report on Form 8-K (File No. 1-33007), dated December 14, 2006.

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering (other than information furnished under Items 2.02 or 7.01 of any Form 8-K or Rule 406T of Regulation S-T, which is not deemed filed under the Exchange Act).

Some of the agreements incorporated by reference into this prospectus under the Exchange Act contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Shareholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

c/o Investor Relations Department

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field or “SE” in the ticker symbol field.

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THE COMPANY

We, through our subsidiaries and equity affiliates, own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s leading natural gas infrastructure companies. For close to a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We operate in three key areas of the natural gas industry: gathering and processing, transmission and storage, and distribution. Based in Houston, Texas, we provide transportation and storage of natural gas to customers in various regions of the northeastern and southeastern United States, the Maritime Provinces in Canada and the Pacific Northwest in the United States and Canada and in the province of Ontario, Canada. We also provide natural gas sales and distribution service to retail customers in Ontario, and natural gas gathering and processing services to customers in western Canada. We also have a 50% ownership interest in DCP Midstream, LLC, or DCP Midstream, one of the largest natural gas gatherers and processors in the United States, based in Denver, Colorado.

Our natural gas pipeline systems consist of approximately 19,100 miles of transmission pipelines. Our proportional throughput for our pipelines totaled 3,987 trillion British thermal units, or TBtu, in 2009, compared to 3,733 TBtu in 2008 and 3,642 TBtu in 2007. These amounts include throughput on wholly owned U.S. and Canadian pipelines and our proportional share of throughput on pipelines that are not wholly owned. Our storage facilities provide approximately 285 billion cubic feet of storage capacity in the United States and Canada.

Our Principal Executive Offices

Our corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. We were incorporated in 2006 and are a Delaware corporation. Our telephone number is (713) 627-5400.

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RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities we offer, you should carefully consider the “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 25, 2010, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock and warrants (the “Securities”) that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or DGCL, our amended and restated certificate of incorporation, referred to herein as our “certificate of incorporation,” and our amended and restated by-laws, referred to herein as our “by-laws.”

General

The total number of authorized shares of our capital stock is one billion shares of common stock, par value $0.001 per share, and 22 million shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. Directors are elected by a plurality of the votes cast by shares entitled to vote. Other matters to be voted on by our shareholders must be approved by a majority of the votes cast on the matter by the holders of common stock present in person or represented by proxy, voting together as a single voting group at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock. Approval of an amendment to our certificate of incorporation, a merger, a share exchange, a sale of all our property or a dissolution must be approved by a majority of all votes entitled to be cast by the holders of common stock, voting together as a single voting group. Holders of our common stock will not have the right to cumulate votes in elections of directors.

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In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to their proportionate share of any assets in accordance with each holder’s holdings remaining after payment of liabilities and any amounts due to other claimants, including the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert or exchange their common stock into any other securities. No redemption or sinking fund provisions will apply to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without shareholder approval, to issue up to 22 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series. Our board of directors can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, without shareholder approval. No shares of preferred stock are currently outstanding and we have no present plan to issue any shares of preferred stock.

Business Combinations

We are governed by Section 203 of the DGCL. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder. The shareholders cannot authorize the business combination by written consent.

The application of Section 203 may limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested shareholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested shareholder; or

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any of its stock to the interested shareholder; or

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested shareholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested shareholder” to effect various business combinations with a corporation for a three-year period, although the shareholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption.

Our certificate of incorporation and by-laws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder.

Shareholder Action; Special Meetings

Our certificate of incorporation provides that shareholder action only can be taken at an annual or special meeting of shareholders except that shareholder action by written consent can be taken if the consent is signed by all the holders of our issued and outstanding capital stock entitled to vote thereon. Our by-laws provide that, except as otherwise required by law, special meetings of the shareholders can only be called by the chairman of our board or by a majority of our directors by resolution.

Quorum at Shareholder Meetings

The holders of not less than a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum at all shareholder meetings.

Shareholder Proposals

At an annual meeting of shareholders, only business that is properly brought before the meeting will be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be specified in the notice of the meeting (or any supplement to that notice), brought before the meeting by or at the direction of the directors (or any duly authorized committee of the board of directors) or properly brought before the meeting by a shareholder.

To be timely, a shareholder’s notice of business to be brought before the meeting must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the date of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the prior annual meeting, the shareholder’s notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A shareholder’s notice must set forth, among other things, as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business proposed to be brought before the meeting and the reason for conducting such business;

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•	the name and record address of such shareholder;

•	the class or series and number of shares that are owned of record and beneficially by the shareholder proposing the business; and

•	if a such shareholder intends to solicit proxies in support of such proposal, a representation to such effect.

Similarly, at a special meeting of shareholders, only such business as is properly brought before the meeting will be conducted or considered. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the chairman of our board or otherwise properly brought before the meeting by or at the direction of the board.

Nomination of Candidates for Election to Our Board

Under our by-laws, only persons who are properly nominated will be eligible for election to be members of our board. To be properly nominated, a director candidate must be nominated at an annual meeting of the shareholders by or at the direction of our board or a committee of our board, or properly nominated by a shareholder. To properly nominate a director, a shareholder must:

•	be a shareholder of record on the date of the giving of the notice for the meeting;

•	be entitled to vote at the meeting; and

•	have given timely written notice of the business to our secretary.

To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the date of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the prior annual meeting, the shareholders notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

In the event of a special meeting, to be timely a shareholder’s notice must be received not earlier than 90 days prior nor later than 60 days prior to such meeting, or ten business days following public announcement of the date of the special meeting.

To be in proper written form, such shareholder’s notice must include, among other things,

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board;

•	the consent of each nominee to serve as a director if so elected; and

•	if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect.

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Amendment of By-laws

Except as otherwise provided by law, our certificate of incorporation or our by-laws, our by-laws may be amended, altered or repealed at a meeting of the shareholders provided that notice of such amendment, alteration or appeal is contained in the notice of such meeting or a meeting of our board of directors.

All such amendments must be approved by either the holders of a majority of the common stock or by a majority of the entire board of directors then in office.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation, except as may be provided in the terms of any preferred stock, requires approval by the affirmative vote of both a majority of the members of our board then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. However, any proposal to amend, alter, change or repeal the provisions of our certificate of incorporation relating to:

•	appointment of directors to fill vacancies; or

•	amendment of the certificate of incorporation;

requires approval by the affirmative vote of 80% of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Common stockholders generally are not entitled to vote on any amendment to the certificate of incorporation that relates to the terms of one or more outstanding classes of preferred stock.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under our certificate of incorporation, our board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock. The certificate of incorporation also provides that a director only may be removed from office for cause and only by an affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes entitled to vote. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

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The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock or for cause, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York.

NYSE Listing

Our shares of common stock are listed on The New York Stock Exchange, Inc. and trade under the ticker symbol “SE.”

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement, for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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PLAN OF DISTRIBUTION

The securities may be sold in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents (or remarketing agents, in the case of a remarketing); or

•	through a combination of any such methods of sales.

The applicable prospectus supplement will describe the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If underwriters participate in the sale of the securities, those underwriters will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the securities will be subject to conditions, and the underwriter will be obligated to purchase all the securities offered, except that in some cases involving a default by an underwriter, less than all of the securities offered may be purchased. If the securities are sold through an agent, the applicable prospectus supplement will state the name and any commission that may be paid to the agent. Unless we state otherwise in the prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers acting as principals and agents participating in a sale of the securities may be deemed to be underwriters as defined under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act, under agreements entered into with us.

Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, us or our affiliates in the ordinary course of their business.

The securities may or may not be listed on a national securities exchange.

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LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for Spectra Energy by Reginald D. Hedgebeth, General Counsel of the Registrant, or Skadden, Arps, Slate, Meagher & Flom LLP, Washington, District of Columbia. As of February 15, 2010, Mr. Hedgebeth beneficially owned 6,022 shares of our common stock.

EXPERTS

The consolidated financial statements, the related financial statement schedule of Spectra Energy Corp and subsidiaries incorporated in this Prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K dated February 25, 2010, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs related to the adoption of ASC 810-10-65, Consolidations – Overall – Transition (previously SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements) effective January 1, 2009, the adoption of ASC 740-10, Income Taxes – Overall (previously FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109) in 2007, and the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007, all discussed in Note 1), and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting ). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DCP Midstream, LLC and subsidiaries, incorporated in this prospectus by reference from Amendment No. 1 to Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expressed an unqualified opinion and included an explanatory paragraph concerning the retrospective adjustments related to the adoption of ASC 810, Consolidation, as it pertains to noncontrolling interests), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

SPECTRA ENERGY CAPITAL, LLC

SPECTRA ENERGY CORP

We may offer, issue and sell from time to time, together or separately, senior debt securities. This prospectus also covers the full and unconditional guarantees of our obligations under any debt security by our parent, Spectra Energy Corp, as described in this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before making your investment decision.

We and Spectra Energy may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

See “Risk Factors” beginning on page 5 regarding the risks associated with an investment in these securities.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2010

Neither we nor Spectra Energy have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement to this prospectus is delivered or securities are sold on a later date.

Unless we have indicated otherwise, or the context otherwise requires, reference in this prospectus to “Spectra Energy Capital,” “we,” “us” and “our” or similar terms are to Spectra Energy Capital, LLC and its subsidiaries; references in this prospectus to “Spectra Energy” are to only Spectra Energy Corp and not its subsidiaries or unconsolidated affiliates.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We and Spectra Energy intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words anticipate, believe, continue, could, estimate, expect, forecast, intend, may, plan, potential, project, will or other similar words. Our and Spectra Energy’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, those factors set forth in the section entitled “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 25, 2010 as well as the following:

•

state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries;

•	outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•	general economic conditions, which can affect the long-term demand for natural gas and related services;

•	potential effects arising from terrorist attacks and any consequential or other hostilities;

•	changes in environmental, safety and other laws and regulations;

•	results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•	increases in the cost of goods and services required to complete capital projects;

•	declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition;

•	the performance of natural gas transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets;

•	the effects of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets during the periods covered by the forward-looking statements; and

•

the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we and Spectra Energy have described. We and Spectra Energy undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and Spectra Energy filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we and Spectra Energy may, from time to time, sell senior notes and the related guarantees as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we and Spectra Energy may offer. Each time we and Spectra Energy sell securities, we and Spectra Energy will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Spectra Energy files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that Spectra Energy files with the SEC at the SEC’s Public Reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from commercial document retrieval services, over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Publications and Filings” on Spectra Energy’s corporate website at www.spectraenergy.com.

We and Spectra Energy have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us, Spectra Energy and the securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that Spectra Energy files with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by Spectra Energy with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that Spectra Energy has previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy	Period
Annual Report on Form 10-K and Form 10-K/A	Year ended December 31, 2009, filed on February 25, 2010 and March 11, 2010, respectively.

Current Reports on Form 8-K	Filed January 14, 2010.

We and Spectra Energy also incorporate by reference any filings made by Spectra Energy with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering (other than information furnished under Items 2.02 or 7.01 of any Form 8-K or Rule 406T of Regulation S-T, which is not deemed filed under the Exchange Act.).

Some of the agreements incorporated by reference into this prospectus under the Exchange Act contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Securityholders can obtain any document incorporated by reference in this document from us or Spectra Energy without charge, excluding all exhibits, except that if we or Spectra Energy have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

c/o Investor Relations Department

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

You may also obtain these documents from Spectra Energy’s website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field or “SE” in the ticker symbol field.

THE COMPANY

We, as Spectra Energy’s only direct material asset, own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s leading natural gas infrastructure companies. For close to a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We operate in three key areas of the natural gas industry: gathering and processing, transmission and storage, and distribution. Based in Houston, Texas, we provide transportation and storage of natural gas to customers in various regions of the northeastern and southeastern United States, the Maritime Provinces in Canada, the Pacific Northwest in the United States and Canada and in the province of Ontario, Canada. We also provide natural gas sales and distribution service to retail customers in Ontario, and natural gas gathering and processing services to customers in western Canada. We also have a 50% ownership interest in DCP Midstream, LLC, or DCP Midstream, one of the largest natural gas gatherers and processors in the United States, based in Denver, Colorado.

Our natural gas pipeline systems consist of approximately 19,100 miles of transmission pipelines. Our proportional throughput for our pipelines totaled 3,987 trillion British thermal units, or TBtu, in 2009 compared to 3,733 TBtu in 2008 and 3,642 TBtu in 2007. These amounts include throughput on wholly-owned U.S. and Canadian pipelines and our proportional share of throughput on pipelines that are not wholly-owned. Our storage facilities provide approximately 285 billion cubic feet of storage capacity in the United States and Canada.

Our Principal Executive Offices

Our and Spectra Energy’s corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. We are a Delaware limited liability company. Our and Spectra Energy’s telephone number is (713) 627-5400.

RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities we and Spectra Energy offer, you should carefully consider the “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 25, 2010, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE SENIOR NOTES

Spectra Energy Capital will issue the Senior Notes in one or more series under its Senior Indenture dated as of April 1, 1998, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Senior Indenture will be The Bank of New York. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Spectra Energy Capital’s other unsecured and unsubordinated indebtedness.

The Senior Notes will have the benefit of a guarantee from Spectra Energy. Spectra Energy is a separate and distinct legal entity and has no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or the Senior Indenture or to make any funds available therefore, whether by contributions, loans or other payments, other than as expressly provided in the Senior Indenture.

Spectra Energy Capital and Spectra Energy conduct their businesses through subsidiaries. Accordingly, their ability to meet their obligations under the Senior Notes are dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Spectra Energy Capital or Spectra Energy. In addition, the rights that Spectra Energy Capital, Spectra Energy and their creditors would have to participate in the assets of any such subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Certain subsidiaries of Spectra Energy Capital and Spectra Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Spectra Energy Capital and Spectra Energy anticipate that certain of their subsidiaries will do so in the future.

The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

The Senior Indenture does not limit the amount of Senior Notes that Spectra Energy Capital may issue under it. Spectra Energy Capital may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Guarantee

Spectra Energy will fully and unconditionally guarantee for the benefit of the securityholders and the trustee (1) the due and punctual payment of the principal of, premium, if any, and interest on, the debt securities, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise, (2) the due and punctual payment of interest on overdue principal of, premium, if any, and interest on the debt securities, if any, if lawful, and (3) the due and punctual performance of all other obligations of Spectra Energy Capital to the securityholders or the trustee in accordance with the terms of the Senior Indenture. In case of any extension of time of payment or renewal of any debt security or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise.

In case of the failure of Spectra Energy Capital to punctually make any such principal, premium, if any, or interest payment, Spectra Energy will cause any such payment to be made promptly when and as the same will become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by Spectra Energy Capital.

Spectra Energy will agree that its obligations under any guarantee will be as if it were the principal debtor and not merely surety, and will be absolute and unconditional, irrespective of, and will be unaffected by, any invalidity, irregularity or unenforceability of any debt security or the Senior Indenture, any failure to enforce the provisions of any debt security or the Senior Indenture, or any waiver, modification or indulgence granted to Spectra Energy Capital with respect thereto, by the securityholders or the trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence will, without the consent of Spectra Energy, increase the principal amount of any debt security or the interest rate thereon or increase any premium payable upon redemption thereof. Spectra Energy hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of Spectra Energy Capital, any right to require a proceeding first against Spectra Energy Capital, protest or notice with respect to any debt security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of any debt security issued under the Senior Indenture and all demands whatsoever, and will covenant that the guarantee will not be discharged with respect to any debt security except by payment in full of the principal of, and premium, if any, and interest on such debt security. Any guarantee will constitute a guarantee of payment and not of collection and will not be impaired by the failure to endorse evidence of such guarantee on any debt security.

Spectra Energy will be subrogated to all of the rights of the securityholders against Spectra Energy Capital in respect of any amounts paid to such securityholder by Spectra Energy pursuant to the provisions of any guarantee; provided, however, that Spectra Energy will not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, and interest on all debt securities of the relevant series have been paid in full.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the Senior Notes of the series;

•

the date or dates on which principal is payable or the method for determining the date or dates, and any right that Spectra Energy Capital has to change the date on which principal is payable and the conditions to any such change;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates, the manner, if any, for determining the interest payment date, and the regular record date for the interest payable on each interest payment date, if any;

•	whether Spectra Energy Capital may extend the interest payment periods and, if so, the terms of the extension;

•	the place or places where payments will be made;

•	whether Spectra Energy Capital has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

•	any obligation that Spectra Energy Capital has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

•	whether the provisions described under “Defeasance and Covenant Defeasance” will not apply to the Senior Notes;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at Spectra Energy Capital’s election or at the holder’s election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

•

any changes in the events of default or covenants with respect to the Senior Notes and any change in the right of the trustee or the requisite holders to declare the principal amount due and payable pursuant to acceleration, rescission and annulment;

•	any index or formula used for determining principal, premium or interest;

•

if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

•

the person to whom any interest on the Senior Notes shall be payable, if other than the person in whose name the Senior Note is registered at the close of business on the regular record date for such interest; and

•	any other terms.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, Spectra Energy Capital will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Spectra Energy Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Bank of New York, 101 Barclay Street, New York, New York 10286 or at any other office maintained by Spectra Energy Capital for such purpose.

The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Spectra Energy Capital states otherwise in the applicable prospectus supplement.

Spectra Energy Capital may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the trustee under the Senior Indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the Senior Indenture. Except as described below, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by such global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

•	will not be considered the owners or holders thereof under the Senior Indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility; or

•	we, in our sole discretion and subject to DTC’s procedures, determine that the global securities shall be exchangeable for certificated notes.

Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial

Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on

DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Redemption

Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, Spectra Energy Capital may redeem Senior Notes only upon notice mailed to each holder at least thirty (30), but not more than sixty (60) days, before the date fixed for redemption. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Spectra Energy Capital will not be required to redeem those Senior Notes.

Spectra Energy Capital will not be required to:

•

issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning fifteen (15) days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption and ending on the date of such mailing; or

•	register the transfer of or exchange any Senior Note of that series selected for redemption in whole or in part except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

The Senior Indenture provides that Spectra Energy Capital and Spectra Energy may consolidate or merge with or into, or convey or transfer all or substantially all of their properties and assets to, another corporation or other entity. Any successor must, however, assume Spectra Energy Capital’s or Spectra Energy’s obligations under the Senior Indenture and the Senior Notes issued under it, and Spectra Energy Capital or Spectra Energy must deliver to the trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Spectra Energy Capital or Spectra Energy, as the case may be, under the Senior Indenture, and Spectra Energy Capital or Spectra Energy, as the case may be, will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

Spectra Energy Capital may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

•	change the maturity date of the principal or any installment of principal or interest on that Senior Note;

•	reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium or interest on that Senior Note;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•

reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

•	with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Spectra Energy Capital may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Spectra Energy Capital’s compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under “Negative Pledge.” The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Spectra Energy Capital states otherwise in the applicable prospectus supplement:

•	failure to pay principal of or any premium on any Senior Note of that series when due;

•

failure to pay when due any interest on any Senior Note of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Spectra Energy Capital is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

•	failure to make any sinking fund payment when required for any Senior Note of that series that continues for sixty (60) days;

•

failure to perform any covenant of Spectra Energy Capital or Spectra Energy in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Spectra Energy Capital or Spectra Energy written notice of the default; and

•	certain bankruptcy, insolvency or reorganization events with respect to Spectra Energy Capital or Spectra Energy.

In the case of the fourth event of default listed above, the trustee may extend the grace period.

In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the trustee, may also extend the grace period. The grace period will be automatically extended if Spectra Energy Capital or Spectra Energy has initiated and is diligently pursuing corrective action.

Spectra Energy Capital may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to Senior Notes of a series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment for payment of the money due has been obtained if:

•

Spectra Energy Capital has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or the exercise of any power of the trustee with respect to those Senior Notes. The trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the trustee in good faith considers it in the interest of the holders to do so.

The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

Each of Spectra Energy Capital and Spectra Energy is required to furnish each year to the trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Spectra Energy Capital’s option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the trustee will be the office through which the paying agent acts. Spectra Energy Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that Spectra Energy Capital has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Spectra Energy Capital at its request. After repayment to Spectra Energy Capital, holders should look only to Spectra Energy Capital for those payments.

Negative Pledge

While any of the Senior Notes remain outstanding, Spectra Energy Capital will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any Principal Property (as defined below) of Spectra Energy Capital or of a Principal Subsidiary or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Spectra Energy Capital, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

The foregoing restriction does not apply with respect to, among other things:

•

purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Spectra Energy Capital or any Principal Subsidiary acquired after the date of the Senior Indenture;

•

mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock at the time Spectra Energy Capital or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of an entity with which Spectra Energy Capital or any Principal Subsidiary is consolidated or merged or which transfers or leases all or substantially all of its properties to Spectra Energy Capital or any Principal Subsidiary, or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property acquired after the date of the Senior Indenture; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance shall extend to or cover any other property of Spectra Energy Capital or such Principal Subsidiary;

•

mortgages, liens, pledges, security interests or other encumbrances upon any property of Spectra Energy Capital or any Principal Subsidiary or shares of stock of any Principal Subsidiary that existed on the date of the initial issuance of Senior Notes or upon the property or shares of stock of any corporation existing at the time that corporation became a Principal Subsidiary;

•

liens for taxes or assessments or other governmental charges or levies; pledges other governmental charges or levies; pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable;

•

pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Spectra Energy Capital or any Principal Subsidiary is a party;

•

pledges or deposits to secure public or statutory obligations of Spectra Energy Capital or any Principal Subsidiary; builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; and other pledges or deposits for similar purposes in the ordinary course of business;

•	liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

•

liens incurred in connection with the issuance of bankers’ acceptances and lines of credit, bankers’ liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within twelve (12) months of the date that such indebtedness is originally incurred;

•	liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

•	leases made, or existing on property acquired, in the ordinary course of business;

•	liens securing industrial revenue or pollution control bonds;

•

liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Spectra Energy Capital or any Principal Subsidiary, including the Senior Notes;

•	liens created in connection with, and created to secure, a non-recourse obligation;

•

zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of Spectra Energy Capital, materially impair the use of such property in the operation of the business of Spectra Energy Capital or the value of such property for the purpose of such business;

•

mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

•

indebtedness which Spectra Energy Capital or any Principal Subsidiary may issue in connection with the consolidation or merger of Spectra Energy Capital or any Principal Subsidiary with or into any other entity, which may be an affiliate of Spectra Energy Capital or any Principal Subsidiary, in exchange for or otherwise in substitution for secured indebtedness of that entity (“Third Party Debt”)

which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

•

indebtedness of any entity which Spectra Energy Capital or any Principal Subsidiary is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Spectra Energy Capital or any Principal Subsidiary is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

•

mortgages, liens, security interests or other encumbrances on property held or used by Spectra Energy Capital or any Principal Subsidiary in connection with the exploration for, or development, gathering, production, storage or marketing of, natural gas, oil or other minerals (including liquefied gas and synthetic gas);

•

mortgages, liens, pledges, security interests and other encumbrances in favor of Spectra Energy Capital, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries (as defined below) of Spectra Energy Capital or any of the foregoing in combination;

•

mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by Spectra Energy Capital or any Principal Subsidiary after the date of the Senior Indenture which are created before, at the time of, or within eighteen (18) months after such acquisition – or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later – to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Spectra Energy Capital or any Principal Subsidiary owns other than real property that is unimproved up to that time; and

•

the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Spectra Energy Capital or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Spectra Energy Capital equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Spectra Energy Capital that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Spectra Energy Capital’s common stockholder’s equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

For purposes of the preceding paragraphs, the following terms have these meanings:

“Principal Property” means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of the Board of Directors or management of Spectra Energy Capital is of material importance to the business conducted by Spectra Energy Capital and its consolidated subsidiaries taken as a whole;

“Principal Subsidiary” means any Subsidiary of Spectra Energy Capital that owns a Principal Property; and

“Subsidiary” means, as to any entity, a corporation of which more than 50% of the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

Defeasance and Covenant Defeasance

The Senior Indenture provides that Spectra Energy Capital may be:

•

discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a “defeasance” in this prospectus; and

•

released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under “Negative Pledge,” as described in the Senior Indenture, such a release being called a “covenant defeasance” in this prospectus.

Spectra Energy Capital must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Spectra Energy Capital has been released. A defeasance may occur after a covenant defeasance.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Spectra Energy Capital urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

The Bank of New York is the trustee. Spectra Energy Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York also serves as trustee or agent under other indentures and agreements pursuant to which securities of Spectra Energy Capital and of certain of its affiliates are outstanding.

The trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

PLAN OF DISTRIBUTION

The securities may be sold in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents (or remarketing agents, in the case of a remarketing); or

•	through a combination of any such methods of sales.

The applicable prospectus supplement will describe the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If underwriters participate in the sale of the securities, those underwriters will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the securities will be subject to conditions, and the underwriter will be obligated to purchase all the securities offered, except that in some cases involving a default by an underwriter, less than all of the securities offered may be purchased. If the securities are sold through an agent, the applicable prospectus supplement will state the name and any commission that may be paid to the agent. Unless we state otherwise in the prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers acting as principals and agents participating in a sale of the securities may be deemed to be underwriters as defined under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act, under agreements entered into with us.

Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, us or our affiliates in the ordinary course of their business.

The securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for Spectra Energy Capital or Spectra Energy by Reginald D. Hedgebeth, General Counsel of the Registrant, or Skadden, Arps, Slate, Meagher & Flom LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements, the related financial statement schedule of Spectra Energy Corp and subsidiaries incorporated in this Prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K dated February 25, 2010, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs related to the adoption of ASC 810-10-65, Consolidations – Overall – Transition (previously SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements) effective January 1, 2009, the adoption of ASC 740-10, Income Taxes – Overall (previously FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109) in 2007, and the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007, all discussed in Note 1), and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting ). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DCP Midstream, LLC and subsidiaries, incorporated in this prospectus by reference from Amendment No. 1 to Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expressed an unqualified opinion and included an explanatory paragraph concerning the retrospective adjustments related to the adoption of ASC 810, Consolidation, as it pertains to noncontrolling interests), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution (Estimated).

The expenses relating to the registration of the securities will be borne by the registrants. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	*
Trustee Fees and Expenses		5,000
Printing Fees and Expenses		5,000
Accounting Fees and Expenses		10,000
Legal Fees		10,000
Miscellaneous		0

Total		$30,000

*	Under Rule 456(b) and Rule 457(r), the registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporations Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, shareholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our shareholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. We acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find More Information.”

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectra Energy Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 30, 2010.

SPECTRA ENERGY CORP (Registrant)

By:	/s/ J. Patrick Reddy
Name:	J. Patrick Reddy
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director	April 30, 2010
Gregory L. Ebel

*	Chief Financial Officer (Principal Financial Officer)	April 30, 2010
J. Patrick Reddy

*	Vice President and Controller (Principal Accounting Officer)	April 30, 2010
Sabra L. Harrington

Signature	Title	Date
Majority of Directors:

William T. Esrey*	Chairman	April 30, 2010
Austin A. Adams*	Director	April 30, 2010
Paul M. Anderson*	Director	April 30, 2010
Pamela L. Carter*	Director	April 30, 2010
Tony Comper*	Director	April 30, 2010
Peter B. Hamilton*	Director	April 30, 2010
Dennis R. Hendrix*	Director	April 30, 2010
Michael McShane*	Director	April 30, 2010
Michael E.J. Phelps*	Director	April 30, 2010

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ J. Patrick Reddy
Name:	J. Patrick Reddy
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Spectra Energy Capital, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 30, 2010.

SPECTRA ENERGY CAPITAL, LLC (Registrant)

By:	/S/ J. PATRICK REDDY
Name:	J. Patrick Reddy
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. PATRICK REDDY J. Patrick Reddy	President, Chief Executive Officer and Manager (Principal Executive Officer)	April 30, 2010

/S/ SABRA L. HARRINGTON Sabra L. Harrington	Vice President, Chief Financial Officer, Controller and Manager (Principal Financial Officer)	April 30, 2010

EXHIBIT INDEX

Exhibit No.	Exhibits

1.1	Form of Spectra Energy Corp (“Spectra Energy”) Underwriting Agreement***

1.2	Form of Spectra Energy Capital, LLC (“Spectra Energy Capital”) Underwriting Agreement*

2.1	Separation and Distribution Agreement by and between Duke Energy Corporation and Spectra Energy, dated as of December 13, 2006 (filed as Exhibit No. 2.1 to Form 8-K of Spectra Energy on December 15, 2006)**

2.2	Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and DCP Midstream, LLC, dated as of May 26, 2005 (filed as Exhibit No. 10.4 to Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928)**

2.2.1	First Amendment to Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and DCP Midstream, LLC, dated as of June 30, 2005 (filed as Exhibit No. 10.4.1 to Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005)**

2.2.2	Second Amendment to Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and DCP Midstream, LLC, dated as of July 11, 2005 (filed as Exhibit No. 10.4.2 to Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005)**

2.3	Amended and Restated Combination Agreement, dated as of September 20, 2001, among Duke Energy Corporation, 3058368 Nova Scotia Company, 3946509 Canada Inc. and Westcoast Energy Inc. (filed as Exhibit No. 10.7 to Form 10-Q of Duke Energy Corporation for the quarter ended September 30, 2001)**

2.4	Spectra Energy Support Agreement dated as of January 1, 2007, between Spectra Energy, Duke Energy Canada Call Co. and Duke Energy Canada Exchangeco Inc. (filed as Exhibit No. 2.2 to Form S-3 of Spectra Energy on January 17, 2007)**

2.5	Spectra Energy Voting and Exchange Trust Agreement dated as of January 1, 2007, between Spectra Energy, Duke Energy Canada Exchangeco Inc. and Computershare Trust Company, Inc. (filed as Exhibit No. 2.3 to Form S-3 of Spectra Energy on January 17, 2007)**

2.6	Plan of Arrangement, as approved by the Supreme Court of British Columbia by final order dated December 15, 2006 (filed as Exhibit 2.4 to Form S-3 of Spectra Energy on January 17, 2007)**

3.1	Amended and Restated Certificate of Incorporation of Spectra Energy (filed as Exhibit No. 3.1 to Form 8-K of Spectra Energy on December 15, 2006)**

3.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Spectra Energy Corp (filed as Exhibit No. 3.1 to Form 8-K of Spectra Energy Corp on May 13, 2009)**

3.2	Amended and Restated By-laws of Spectra Energy Corp (Amended and Restated as of May 8, 2009) (filed as Exhibit No. 3.2 to Form 8-K of Spectra Energy Corp on May 13, 2009)**

3.3	Certificate of Formation of Spectra Energy Capital (filed as Exhibit No. 3.1 to Spectra Energy Capital’s Current Report on Form 8-K filed on March 3, 2004)**

3.4	Limited Liability Company Agreement of Spectra Energy Capital (filed as Exhibit 3.2 to Spectra Energy Capital’s Current Report on Form 8-K filed on March 3, 2004)**

4.1	Spectra Energy Capital’s Senior Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.1 filed on January 27, 1999)**

4.2	Spectra Energy Capital’s First Supplemental Indenture (previously filed with Spectra Energy Capital’s Annual Report on Form 10-K as Exhibit 4.2 filed on March 16, 2004)**

4.3	Spectra Energy Capital’s Second Supplemental Indenture (previously filed with Spectra Energy Capital’s Annual Report on Form 10-K as Exhibit 4.3 filed on March 16, 2004)**

4.4	Spectra Energy Capital’s Fifth Supplemental Indenture (previously filed with Spectra Energy Capital’s Annual Report on Form 10-K as Exhibit 4.6 filed on March 16, 2004)**

Exhibit No.	Exhibits

4.5	Spectra Energy Capital’s Ninth Supplemental Indenture (previously filed with Spectra Energy Capital’s Annual Report on Form 10-K as Exhibit 4.10 filed on March 16, 2004)**

4.6	Spectra Energy Capital’s Eleventh Supplemental Indenture, dated August 19, 2004, by and between Duke Capital LLC and JPMorgan Chase Bank (previously filed as Exhibit 4.6 to Spectra Energy’s First Amendment to Registration Statement on Form S-3, file no. 333-141982, filed on March 26, 2008)**

4.7	Spectra Energy Capital’s Twelfth Supplemental Indenture, dated December 14, 2007, among Spectra Energy Capital, Spectra Energy and The Bank of New York (previously filed with Spectra Energy’s Current Report on Form 8-K as Exhibit 10.1 filed on December 20, 2007)**

4.8	Spectra Energy Capital’s Thirteenth Supplemental Indenture, dated as of April 10, 2008, between Spectra Energy Capital, LLC, Spectra Energy Corp and The Bank of New York Trust Company, N.A. (filed as Exhibit No. 4.1 to Form 8-K on April 10, 2008)**

4.9	Spectra Energy Capital’s Fourteenth Supplemental Indenture, dated as of September 8, 2008, between Spectra Energy Capital, LLC, Spectra Energy Corp and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit No. 4.1 to Form 8-K on September 9, 2008)**

4.10	Spectra Energy Capital’s Indenture, dated May 14, 2009, between Maritimes & Northeast Pipeline, LLC and Deutsch Bank Trust Company Americas (filed as Exhibit No. 4.1 to Form 10-Q of Spectra Energy Corp for the quarter ended June 30, 2009)**

4.11	Spectra Energy Capital’s First Supplemental Indenture, dated May 14, 2009, between Maritimes & Northeast Pipeline, LLC and Deutsch Bank Trust Company Americas (filed as Exhibit No. 4.2 to Form 10-Q of Spectra Energy Corp for the quarter ended June 30, 2009)**

4.12	Spectra Energy Capital’s Fifteenth Supplemental Indenture, dated as of August 28, 2009, between Spectra Capital, Spectra Energy and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit No. 4.1 to Form 8-K on August 28, 2009)**

4.13	Form of Spectra Energy’s Stock Warrant Agreement***

4.14	Form of Spectra Energy’s Stock Warrant Certificate***

5.1	Opinion of Reginald D. Hedgebeth, General Counsel of Spectra Energy*

12.1	Spectra Energy’s Computation of Ratio of Earnings to Combined Fixed Charges (previously filed with Spectra Energy’s Annual Report on 10-K as Exhibit 12.1 filed on February 25, 2010)**

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Spectra Energy Corp*

23.2	Consent of Deloitte & Touche LLP, Independent Auditors for DCP Midstream, LLC*

23.3	Consent of Reginald D. Hedgebeth, General Counsel of Spectra Energy (included in Exhibit 5.1)*

24.1	Spectra Energy’s Powers of Attorney*

25.1	Statement of Eligibility on Form T-1 of the Trustee under the Spectra Energy Capital Senior Indenture*

*	Filed herewith.
**	Previously filed and incorporated herein by reference thereto.
***	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.